Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact:Mandy Gresh (212) 484-4925 mgresh@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Fourth Quarter 2009 Results

NEW YORK, February 3, 2010 -- Travelzoo Inc. (NASDAQ: TZOO):

•         Revenue of $23.8 million, up 21% year-over-year

•         Operating profit from continuing operations of $3.5 million, up 47% year-over-year

•         Net income per share from continuing operations of $0.09, compared to $0.11 in the prior-year period

•         Earnings per share of $0.53, compared to loss per share of ($0.01) in the prior-year period

•         Income tax rate of 57%

Travelzoo Inc., a global Internet media company, today announced financial results for the fourth quarter ended December 31, 2009, with revenue of $23.8 million, an increase of 21% year-over-year.  Operating profit from continuing operations was $3.5 million, up 47% year-over-year.  Net income from continuing operations was $1.5 million, with diluted net income per share from continuing operations of $0.09, compared to diluted net income per share from continuing operations of $0.11 in the prior-year period.  Revenue, operating profit and income from continuing operations for all periods exclude the results of Travelzoo’s Asia Pacific business segment which are reported as discontinued operations.  The sale of Travelzoo’s Asia Pacific business segment was completed during the fourth quarter.  Including gains from the sale, tax benefits from the sale, and operating losses during the fourth quarter incurred prior to the sale, diluted earnings per share (EPS) was $0.53, compared to diluted loss per share of ($0.01) in the prior-year period.

“We ended the year with another quarter of strong revenue growth of 21% and operating profit growth of 47% year-over-year.  Our continuing operations, North America and Europe combined, achieved record revenues,” said Holger Bartel, CEO of Travelzoo.  “Even though we continue to invest aggressively in growing Europe and our Fly.com business, our operating margin improved to 15%, up from 12% a year ago.”

North America

North America business segment revenue grew 12% year-over-year to $19.3 million.  Operating profit was $5.3 million, or 28% of revenue, up from an operating profit of $3.7 million, or 21% of revenue, in the prior-year period.

Europe

            Europe business segment revenue grew 91% year-over-year to $4.6 million.  In local currency terms, revenue grew 84% year-over-year.  Operating loss was $1.8 million, compared to an operating loss of $1.3 million in the prior-year period.  Travelzoo began operations in the U.K. in May 2005, in Germany in September 2006, and in France in March 2007.  In May 2008, Travelzoo began publishing its weekly Top 20® list in Spain, after having operated a sales office in Barcelona since November 2006.

Subscribers

            Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 16.8 million as of December 31, 2009, up 25% from December 31, 2008, and up 3% from September 30, 2009.  In North America, total unduplicated number of subscribers was 13.2 million as of December 31, 2009, up 17% from December 31, 2008 and up 2% from September 30, 2009. In Europe, total unduplicated number of subscribers was 3.6 million as of December 31, 2009, up 62% from December 31, 2008 and up 10% from September 30, 2009.

Income Taxes

            Income tax expense was $2.0 million, compared to $1.1 million in the prior-year period for continuing operations.  The effective income tax rate was 57%, up from 39% in the prior-year period.  Operating losses from our Europe business segment were treated as having no recognizable tax benefit.

Asset Management

            During the fourth quarter, Travelzoo generated $2.4 million of cash from operating activities.  Accounts receivable decreased by $493,000 quarter-over-quarter and decreased by $118,000 over the prior-year period to $11.3 million.  Accounts payable decreased by $506,000 quarter-over-quarter and increased by $468,000 over the prior-year period to $6.9 million.  Capital expenditures were $384,000, down from $405,000 in the prior quarter and down from $916,000 in the prior-year period.  Travelzoo exited the fourth quarter with $19.8 million in cash and cash equivalents, up from $15.7 million on September 30, 2009.

Conference Call

            Travelzoo will host a conference call to discuss fourth quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

•         download the management presentation (PDF format) to be discussed in the conference call;

•         access the Web cast.

About Travelzoo

Travelzoo is a global Internet media company.  With more than 18 million subscribers in North America, Europe, and Asia Pacific and 20 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
	--------	--------	--------	--------
Revenues	$ 23,779	$ 19,610	$ 93,973	$ 80,817
Cost of revenues	1,488	909	5,628	2,842
	--------	--------	--------	--------
Gross profit	22,291	18,701	88,345	77,975
Operating expenses:
Sales and marketing	12,258	10,601	49,707	43,297
General and administrative	6,509	5,704	24,930	21,366
	--------	--------	--------	--------
Total operating expenses	18,767	16,305	74,637	64,663
	--------	--------	--------	--------
Operating income from continuing operations	3,524	2,396	13,708	13,312
Other income and expense:
Interest income and other income	21	19	61	284
Gain (loss) on foreign currency	(94)	424	(78)	494
	--------	--------	--------	--------
Income from continuing operations before income taxes	3,451	2,839	13,691	14,090
Income taxes	1,981	1,115	7,273	8,177
	--------	--------	--------	--------
Income from continuing operations	1,470	1,724	6,418	5,913

Loss from discontinued operations	(467)	(1,853)	(5,611)	(10,029)
Gain on sale of Asia Pacific business segment, including tax benefit	7,763	-	7,811	-
	--------	--------	--------	--------
Gain (loss) from discontinued Operations	7,296	(1,853)	2,200	(10,029)
	--------	--------	--------	--------
Net income (loss)	$ 8,766	$ (129)	$ 8,618	$ (4,116)
	========	========	========	========

Basic net income (loss) per share from:
Continuing operations	$ 0.09	$ 0.12	$ 0.39	$ 0.41
Discontinued operations	$ 0.44	$ (0.13)	$ 0.13	$ (0.70)
Net income (loss)	$ 0.53	$ (0.01)	$ 0.53	$ (0.29)
Diluted net income (loss) per share from:
Continuing operations	$ 0.09	$ 0.11	$ 0.39	$ 0.37
Discontinued operations	$ 0.44	$ (0.12)	$ 0.13	$ (0.62)
Net income (loss)	$ 0.53	$ (0.01)	$ 0.52	$ (0.25)
Shares used in computing basic net income (loss) per share	16,444	14,285	16,408	14,273
Shares used in computing diluted net income (loss) per share	16,453	16,098	16,416	16,190

Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	December 31,
	2009	2008
	--------	--------
ASSETS
Cash and cash equivalents	$ 19,776	$ 14,179
Accounts receivable, net	11,279	11,397
Other receivables	1,238	-
Deposits	139	185
Prepaid expenses and other current assets	7,070	2,356
Deferred tax assets	966	1,089
Assets held for sale	-	831
	--------	--------
Total current assets	40,468	30,037
	--------	--------
Deposits, less current portion	381	292
Deferred tax assets, less current portion	52	-
Restricted cash	875	875
Property and equipment, net	4,089	4,100
Intangible assets, net	1,411	18
	--------	--------
Total assets	$ 47,276	$ 35,322
	========	========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	6,902	6,434
Accrued expenses	4,278	3,913
Deferred revenue	828	666
Deferred rent	134	101
Liabilities related to assets held for sale	-	1,281
	--------	--------
Total current liabilities	12,142	12,395
	--------	--------
Deferred tax liabilities	533	465
Long-term tax liabilities	2,139	900
Deferred rent, less current portion	615	799

Common stock	164	143
Additional paid-in capital	2,415	185
Accumulated other comprehensive loss	(1,173)	(1,388)
Retained earnings	30,441	21,823
	--------	--------
Total stockholders' equity	31,847	20,763
	--------	--------
Total liabilities and
stockholders' equity	$ 47,276	$ 35,322
	========	========

Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
	---------	--------	---------	--------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 8,766	$ (129)	$ 8,618	$(4,116)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	535	258	1,992	667
Deferred income taxes	139	769	139	769
Stock-based compensation	94	-	94	-
Provision for losses on accounts receivable	(44)	73	258	316
Tax benefit from exercise of stock options	-	-	-	(110)
Gain on sale of Asia Pacific business segment	(3,323)	-	(3,323)	-
Net foreign currency effects	94	(432)	78	(500)
Changes in operating assets and liabilities:
Accounts receivable	569	(1,869)	(197)	(2,443)
Deposits	60	24	(15)	25
Other receivables	(92)	-	(92)	-
Prepaid expenses and other current assets	(5,040)	(140)	(4,617)	(650)
Accounts payable	(723)	425	877	1,054
Accrued expenses	179	514	77	877
Deferred revenue	6	64	160	314
Deferred rent	(37)	(18)	(163)	828
Other non-current liabilities	1,222	20	1,239	(356)
	---------	--------	---------	--------
Net cash provided by (used in) operating activities	2,405	(441)	5,125	(3,325)
	---------	--------	---------	--------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(384)	(916)	(1,992)	(3,867)
Purchase of restricted cash Purchase of intangible asset	- -	- -	- (1,760)	(875) -
Proceeds from sale of Asia Pacific business segment, net of cash provided	2,061	-	2,061	-
	---------	--------	---------	--------
Net cash provided by (used in) investing activities	1,677	(916)	(1,691)	(4,742)
	---------	--------	---------	--------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-	2,158	75
Tax benefit from exercise of stock options	-	-	-	110
	---------	--------	---------	--------
Net cash provided by financing activities	-	-	2,158	185
	---------	--------	---------	--------
Effect of exchange rate on cash and cash equivalents	-	(300)	5	(580)
	---------	--------	---------	--------
Net increase (decrease) in cash and cash equivalents	4,082	(1,657)	5,597	(8,462)
Cash and cash equivalents at beginning of period	15,694	15,836	14,179	22,641
	---------	--------	---------	--------
Cash and cash equivalents at end of period	19,776	14,179	19,776	14,179
	=========	========	=========	========
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ 1,029	$ 850	$ 5,760	$ 8,193
	---------	--------	---------	--------

Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended December 31, 2009	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 19,233	$ 4,546	$ -	$ 23,779
Intersegment revenue	51	43	(94)	-
	--------	--------	-----------	-----------
Total net revenues	19,284	4,589	(94)	23,779
	--------	--------	-----------	-----------
Operating income (loss)	$ 5,329	$(1,802)	$ (3)	$ 3,524
	--------	--------	-----------	-----------

Three months ended December 31, 2008	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 17,220	$ 2,390	$ -	$ 19,610
Intersegment revenue	16	12	(28)	-
	--------	---------	-----------	-----------
Total net revenues	17,236	2,402	(28)	19,610
	--------	---------	-----------	-----------
Operating income (loss)	$ 3,702	$ (1,307)	$ 1	$ 2,396
	--------	---------	-----------	-----------

Twelve months ended December 31, 2009	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 77,707	$ 16,266	$ -	$ 93,973
Intersegment revenue	260	73	(333)	-
	--------	---------	-----------	-----------
Total net revenues	77,967	16,339	(333)	93,973
	--------	---------	-----------	-----------
Operating income (loss)	$ 19,227	$ (5,463)	$ (56)	$ 13,708
	--------	---------	-----------	-----------

Twelve months ended December 31, 2008	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 71,245	$ 9,572	$ -	$ 80,817
Intersegment revenue	94	51	(145)	-
	--------	---------	-----------	-----------
Total net revenues	71,339	9,623	(145)	80,817
	--------	---------	-----------	-----------
Operating income (loss)	$ 21,118	$ (7,809)	$ 3	$ 13,312
	--------	---------	-----------	-----------